EXHIBIT 10.1

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Amendment No. 4 to Employment Agreement (this "Amendment") is entered into as of July 24, 2014, between WILLIAM P. LIVEK ("Executive") and RENTRAK CORPORATION, an Oregon corporation ("Corporation").
WHEREAS, Executive and Corporation are parties to an Employment Agreement dated as of June 15, 2009, amended as of November 6, 2011, October 1, 2013, and June 10, 2014 (the "Agreement");
WHEREAS, Executive and Corporation desire to enter into this Amendment in order to secure Executive's services to the Corporation over a longer term of employment than is provided in the Agreement, and containing the additional terms set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other valuable consideration, the parties hereby agree as follows:
1.    Term. Section 1.2 of the Agreement is amended to provide that the Term will expire on June 30, 2024.
2.    Compensation Review. Executive and the Corporation intend to review Executive’s compensation payable pursuant to Section 2 of the Agreement during calendar year 2019 for the purpose of making increases to such compensation as may be mutually agreed upon by Executive and the Corporation for the remaining five years of the agreement.
3.    General. Except as specifically amended hereby, the Agreement shall continue in force and effect under its existing terms.
The parties have executed this Amendment as of the date stated above.

RENTRAK CORPORATION

/s/ William P. Livek	By:	/s/ David I. Chemerow
William P. Livek	Name:	David I. Chemerow
	Its:	COO & CFO